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                                                                  EXHIBIT 99.h-3





                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.


                                  NAME OF FUNDS
                                  -------------

                   Lend Lease U.S. Real Estate Securities Fund

                 Lend Lease European Real Estate Securities Fund





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                                     AMENDED
                                   SCHEDULE C
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.




ASSET BASED FEES

------------------------------- -------------------------------------- ----------------------- ----------------------
NAME OF FUND                             AVERAGE NET ASSETS                 BASIS POINTS              MINIMUM
------------                             ------------------                 ------------            ANNUAL FEE
                                                                                                    ----------
------------------------------- -------------------------------------- ----------------------- ----------------------
Lend Lease U.S. Real Estate     Up to $50 Million                               14.0                  $55,250
Securities Fund
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $50 Million to $100 million                     6.5
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $100 Million to $250 Million                    6.0
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $250 Million to $500 Million                    3.0
------------------------------- -------------------------------------- ----------------------- ----------------------
                                Over $500 Million                               2.0
------------------------------- -------------------------------------- ----------------------- ----------------------

------------------------------- -------------------------------------- ----------------------- ----------------------

------------------------------- -------------------------------------- ----------------------- ----------------------
NAME OF FUND                             AVERAGE NET ASSETS                 BASIS POINTS              MINIMUM
------------                             ------------------                 ------------            ANNUAL FEE
                                                                                                    ----------
------------------------------- -------------------------------------- ----------------------- ----------------------
Lend Lease European Real        Up to $50 Million                               16.0                  $59,500
Estate Securities Fund
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $50 Million to $100 million                     8.5
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $100 Million to $250 Million                    8.0
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $250 Million to $500 Million                    3.0
------------------------------- -------------------------------------- ----------------------- ----------------------
                                Over $500 Million                               2.0
------------------------------- -------------------------------------- ----------------------- ----------------------

------------------------------- -------------------------------------- ----------------------- ----------------------


The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this Schedule B shall be required with each escalation. The foregoing fee schedule assumes two classes of shares for each Fund and a fiscal year of January 31. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator's services in connection with the organization and registration of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

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There shall be a 10% reduction of the minimum annual fee until February 16,
2001, or the Fund's assets reach $25 million in total net assets.


OUT-OF-POCKET AND OTHER RELATED EXPENSES

The Trust shall also pay/reimburse the Administrator's out-of-pocket and other expenses actually incurred in connection with the performance of its duties hereunder. Out-of-pocket expenses include, but are not limited to, those for travel, lodging and meals related to attending Board meetings and other travel requested by the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses. Out-of-pocket expenses do not include salaries and benefits or the Adminstrator's employees.

EDGAR FILING PRODUCTION MANAGEMENT FEES

      Annual Registration Statements (e.g., 485)                                             $1,000
      Follow-up filings to Annual Registration Statements,                                     $850
          excluding 497J (see below)
      Annual and Semiannual Reports (N30D)                                                     $650
      Quarterly Reports (N30B-2)                                                               $400
      Notice to Accompany SEC Registration Fees (24f-2)                                        $300
      Certification of No Change to Prospectus and/or SAI (497J)                               $300
      Certificate of Accounting of Securities (N17f-2)                                         $300
      Correspondence                                                                           $300




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